Exhibit 99.2

Summary of Merit Medical Systems, Inc. 2026 Employee Stock Purchase Plan

The following is a brief description of the principal features of the Merit Medical Systems, Inc. 2026 Employee Stock Purchase Plan (the “2026 Employee Stock Purchase Plan”). This summary does not contain all of the terms and conditions of the 2026 Employee Stock Purchase Plan and is qualified in its entirety by reference to the full text of the 2026 Employee Stock Purchase Plan which is included as Exhibit 10.2 to the Current Report on Form 8-K filed by Merit Medical Systems, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on May 19, 2026. This summary is derived from the summary of the 2026 Equity Incentive Plan set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 31, 2026 (the “Proxy Statement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Proxy Statement.

Purpose

The purpose of the 2026 Employee Stock Purchase Plan is to provide a method whereby employees of the Company and any subsidiary designated by the Company, will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Board of Directors of the Company (the “Board”) believes that the 2026 Employee Stock Purchase Plan is important because it provides incentives to present and future employees of the Company and its subsidiaries by allowing them to share in the Company’s growth. The 2026 Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”).

Administration

The Compensation and Talent Development Committee of the Board (the “Compensation Committee”) will administer the 2026 Employee Stock Purchase Plan. The Compensation Committee will have broad authority to interpret and construe the provisions of the 2026 Employee Stock Purchase Plan and to make all decisions and determinations relating to the operation of the 2026 Employee Stock Purchase Plan, including the authority and discretion to:

●	determine eligibility and to whom, when and how options to purchase shares will be offered under the plan;
●	establish the terms and conditions upon which options will be offered under the plan;
●	establish and approve the forms of the written (including electronic) agreements pursuant to which options will be issued and documented;
●	determine the allocation of available shares in oversubscribed offerings; and
●	prescribe, amend and rescind rules relating to the plan, including creating sub-plans.

The Compensation Committee may delegate to a subcommittee or the Chief Executive Officer authority to act on behalf of the Compensation Committee with respect to the 2026 Employee Stock Purchase Plan.

The Compensation Committee’s decisions, interpretations and other actions with respect to the 2026 Employee Stock Purchase Plan are final and binding on all participants and will be given the maximum deference permitted by applicable law.

Duration

The 2026 Employee Stock Purchase Plan will become effective July 1, 2026 and will remain in effect through and until June 30, 2036 unless sooner terminated by the Board.

Shares Subject to Plan

A maximum of 500,000 shares of our Common Stock are available for issuance under the Employee Stock Purchase Plan. Notwithstanding the foregoing, in the event the outstanding shares of our Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, the maximum number of shares available for issuance under the Employee Stock Purchase Plan will be proportionately adjusted. The closing price of a share of our Common Stock on the NASDAQ Global Select Market on March 20, 2026 was $66.71 per share.

We intend to register the new shares authorized for issuance under the 2026 Employee Stock Purchase Plan on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, as soon as practicable after receiving shareholder approval.

Eligibility

Participation in the 2026 Employee Stock Purchase Plan is limited to employees of the Company and any Company subsidiary designated by the Company who have completed 30 days of continuous employment with the Company or the designated subsidiary since their most recent employment commencement date and are customarily scheduled to work at least 20 hours a week. No employee will be granted an option under the 2026 Employee Stock Purchase Plan for a particular offering, however, (i) if such employee would own directly or indirectly or have the right to purchase 5% or more of the total combined voting power of the Company or (ii) which permits him or her to purchase in excess of $25,000 of our Common Stock per calendar year. The Compensation Committee may also elect to exclude from any offering some or all “highly compensated employees” within the meaning of Code Section 414(q).

As of the Record Date, approximately 3,100 employees of the Company and its subsidiaries (including six total executive officers, which includes five NEOs) would have been eligible to participate in the 2026 Employee Stock Purchase Plan had it then been in effect. Non-employee directors of the Company are not eligible to participate in the 2026 Employee Stock Purchase Plan. We estimate that the same approximate number of employees will be eligible to participate in the 2026 Employee Stock Purchase Plan on its effective date. No non-employee directors of the Company are eligible to participate in the 2026 Employee Stock Purchase Plan.

Offerings Under the Plan

The 2026 Employee Stock Purchase Plan provides for four three-month offering periods, commencing on the first trading day of each January, April, July and October, in each of the years during the term of the 2026 Employee Stock Purchase Plan and ending on the last trading day of such calendar quarter. The maximum number shares of our Common Stock that may be offered in any given quarterly offering period is 12,500 shares plus any unissued shares from prior offerings that could have been but were not issued in such prior offerings, but in no event more than the remaining unissued portion of the Share Reserve.

Granting of Options

On each applicable quarterly offering commencement date, a participating eligible employee will be granted an option to purchase the number of shares of Common Stock determined by dividing the participant’s balance in his or her plan account on the last day of the offering period by the applicable purchase price per share of the Common Stock; provided, however, that (i) the maximum number of shares of Common Stock that a participating employee may purchase under all employee stock purchase plans of the Company during any calendar year may not exceed $25,000 in fair market value; and (ii) the Compensation Committee may limit the number of shares each participant may purchase in a given offering to avoid oversubscription during the offering.

Participation in an Offering

An individual who is an eligible employee at the beginning of an offering may elect to participate in such offering by submitting an enrollment form (including by electronic form) to the Company authorizing the Company to make deductions from his or her base pay on each payday during the time the employee is a participant at any rate designated by the employee, from a minimum of $25.00 per pay period during the offering period to a maximum of 15% of the employee’s base pay. All such payroll deduction contributions will be credited to and held in a non-interest bearing account. An employee’s option to purchase shares of Common Stock will be deemed to have been exercised automatically on the offering termination date applicable to such offering, i.e., at the end of the quarterly offering period, unless the employee gives written notice to the Company to withdraw such payroll deductions. The option will be deemed to have been exercised for the purchase of the number of full shares of Common Stock which the amount in the participant’s account will purchase (but not in excess of the maximum number of shares for which an option has been granted to the employee), and any excess in the account will be returned to the employee.

Exercise Price of Options

The price per share to be paid by participants under the 2026 Employee Stock Purchase Plan for a given quarterly offering will be equal to 95% of the fair market value of a share of Common Stock on the applicable offering purchase date. The fair market value of the Common Stock shall be the closing sales price as reported on Nasdaq or any other securities exchange or market system on which shares of Common Stock are listed or quoted on the applicable offering purchase date.

Withdrawal; Termination of Employment

Upon withdrawal by a participating employee during a quarterly offering period prior to an offering termination date or the termination of a participant’s employment for any reason during an offering, including retirement and death, the option granted to such employee shall immediately terminate in its entirety, and the payroll deductions or other contributions credited to the participant’s account shall be returned to the participant, or, in the case of death, his or her designated beneficiary, and shall not be used to purchase shares of Common Stock under the 2026 Employee Stock Purchase Plan.

Amendment and Termination

The Board may, at any time and for any reason, amend or terminate the 2026 Employee Stock Purchase Plan; provided, however, that to the extent necessary to comply with the rules of Nasdaq or any other securities exchange or market system on which shares of Common Stock are listed or quoted, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company must obtain shareholder approval in such a manner and to such a degree as so required. Subject to certain exceptions, no termination, modification, or amendment of the 2026 Employee Stock Purchase Plan may, without the consent of an employee then having an option under the 2026 Employee Stock Purchase Plan to purchase shares of Common Stock, adversely affect the rights of such employee under such option.

Corporate Transactions

In the event of certain specified significant corporate transactions, such as the Company’s merger or change in control, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new exercise date will be set. The participants’ purchase rights will be exercised on the new exercise date and such purchase rights will terminate immediately thereafter.

General Provisions

No participant or his or her legal representatives, legatees or distributees will be deemed to be the holder of any shares of Common Stock subject to an offering until the option has been exercised and the purchase price for the shares has been paid. No payroll deductions credited to a participant’s stock purchase account nor any rights with regard to the exercise of an option to purchase shares of Common Stock under the 2026 Employee Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant other than by will or the laws of descent and distribution. Options under the 2026 Employee Stock Purchase Plan will be exercisable during a participant’s lifetime only by the participant.

Certain Federal Income Tax Consequences

The following is a brief summary of certain of United States federal income tax consequences relating to the 2026 Employee Stock Purchase Plan. This summary is not intended to be complete and does not describe state, local, foreign, or other tax consequences. The tax information summarized below is not tax advice. Participants under the 2026 Employee Stock Purchase Plan are encouraged to consult with their own tax advisors.

Grant of Options and Payroll Deductions. The 2026 Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. A recipient of options under the 2026 Employee Stock Purchase Plan incurs no income tax liability, and the Company obtains no income tax deduction, from the grant of the options. The payroll deductions and other contributions by a participant to his or her account are made on an after-tax basis. Participants will not be entitled to deduct or exclude from income or employment taxes any part of their payroll deductions.

Exercise of Options. An employee will not be subject to federal income tax upon the exercise of an option granted under the 2026 Employee Stock Purchase Plan, nor will the Company be entitled to a tax deduction by reason of such exercise. The employee will have a cost basis in the shares of Common Stock acquired upon such exercise equal to the option exercise price.

Disposition of Shares Acquired Under the 2026 Employee Stock Purchase Plan. In order to defer taxation on the difference between the fair market value and exercise price of shares acquired upon exercise of an option under the 2026 Employee Stock Purchase Plan, the employee must hold the shares throughout a holding period which runs through the later of one year after the option exercise date or two years after the date the option was granted. The only exceptions are for dispositions of shares upon death, as part of a tax-free exchange of shares in a corporate reorganization, into joint tenancy with right of survivorship with one other person, or the mere pledge or hypothecation of shares.

If an employee disposes of stock acquired under the 2026 Employee Stock Purchase Plan before expiration of the applicable holding periods in a manner not described above, such as by gift or ordinary sale of such shares, the employee must recognize as ordinary compensation income in the year of disposition the difference between the exercise price and the stock’s fair market value as of the date of exercise. This amount must be recognized as income even if it exceeds the fair market value of the shares as of the date of disposition or the amount of the sales proceeds received. In such an event, the Company will be entitled to a corresponding compensation expense deduction subject to any applicable limitations under Section 162(m) of the Code. No deduction will be allowed to the Company in any other case.

Disposition of shares after expiration of the required holding periods (including disposition upon death) will result in the recognition of gain or loss in the amount of the difference between the amount realized on the sale of the shares and the exercise price for such shares. Any loss on such a sale will be a long-term capital loss. Any gain on such a sale will be taxed as ordinary compensation income up to the amount of the difference between exercise price and the stock’s fair market value as of the date of exercise, with any additional gain taxed as a long-term capital gain. The Company will not be allowed a deduction in the event of disposition after expiration of the required holding periods

Not an ERISA Plan. The 2026 Employee Stock Purchase Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, or qualified under Section 401(a) of the Code.

New Plan Benefits

The Company is unable to determine the amount of benefits that may be received by participants under the 2026 Employee Stock Purchase Plan, as participation is discretionary with each employee.